CONTINGENT SEVERANCE AGREEMENT
     THIS AGREEMENT dated __________ __, 19__, is made by
and between Caesars World, Inc., a Florida corporation or
any successor entity by way of merger or consolidation (the "Company"), and (the "Executive").
     WHEREAS, the Company considers it essential to the
best interests of its shareholders to foster the
recruitment and continuous employment of key management
personnel; and
     WHEREAS the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control (as defined in Section 15 hereof) may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders or interfere with the ability of the Company to recruit qualified executives; and
     WHEREAS the Board has determined that appropriate
steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control of the Company, although no such change is now anticipated;
     NOW THEREFORE, in consideration of the premises and
the mutual covenants herein contained, the Company and the executive hereby agree as follows:
     1.   Defined Terms.  Capitalized terms in this
Agreement are defined terms with special meanings, as used
in this Agreement.  Their definitions are provided in
Section 15 hereof.
     2. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect for ten
(10) years and this Agreement shall terminate upon the termination of Executive's employment with the Company, provided however, if a Change in Control shall have occurred during the period of such employment, this
Agreement shall continue in effect for a period of thirty-six (36) months beyond the month in which such Change in Control occurred and shall then terminate except with respect to obligations of either the Company or the
Executive which by their terms are to be performed
following termination of employment.
     3.   Company's Covenants Summarized.  In order to
induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees to pay the
Executive the "Severance Payments" described in Section
6(A) hereof, under the circumstances described therein, and the other payments and benefits described herein under the respective conditions described herein, in the event the Executive's employment with the Company is terminated following a Change in Control. Except as provided by the second sentence of Section 6(A) hereof or the last sentence of Section 9(A) hereof, no amount or benefit shall be payable under this Agreement unless there shall have been a termination of the Executive's employment with the Company following a Change in Control. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in a written instrument between the Executive and the Company which is signed by the Executive and by an officer of the Company in behalf of the Company, the Executive shall not have any right to be retained in the employ of the Company.
     4. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this
Agreement, in the event of a potential Change in Control,
the Executive will remain in the employ of the Company
until the earliest of (i) a date which is six (6) months
from the occurrence of such Potential Change of Control,
(ii) the date of occurrence of a Change in Control, (iii)
the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death,
Disability or Retirement at or after age 65, or (iv) the termination by the Company of the Executive's employment for any reason.  The executive agrees that, if any amount
or benefit becomes payable pursuant to Section 6 hereof, then, during the Benefit Period, (i) the Executive will be available to answer questions and provide advice to the Company; provided, however, that such requirement shall not unreasonably interfere with any other activities the Executive is then pursuing; and (ii) the Executive will retain in confidence any and all material confidential information known to the Executive concerning the Company and its businesses and shall not use or disclose such information without the approval of the Company where such disclosure would cause material financial loss to the Company, except as required by law or to the extent such information is already public or becomes otherwise disclosed.
     5.   Normal Compensation Related to Termination.
          5(A)  Following a Change in Control and during
the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's
full salary at the rate in effect at the commencement of
any such period, together with all compensation payable to the Executive under any incentive compensation or bonus plan maintained by the Company during such period, until
the Executive's employment is terminated by the Company for
Disability.
          5(B)  If the Executive's employment shall be
terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's full salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation payable to the Executive under any compensation plan maintained by the Company at such time.
          5(C)  If the Executive's employment shall be
terminated for any reason following a Change in Control and during the term of this Agreement, the Executive's normal post-termination benefits shall consist (just as they would if such termination occurred prior to a Change in Control)
of (i) any vested, but previously unpaid, benefits of the Executive under the Company's retirement, insurance and other compensation programs in effect at any time, and (ii) such additional benefits as shall be determined under the Company's retirement, insurance and other compensation programs then in effect. All post-termination benefits shall be paid in accordance with the terms of the
applicable program.  Unless Section 6(A), 6(C), 6(D), 7(C)
or 7(D) otherwise provides, the Company shall have no
further payment obligations to the Executive under this
Agreement.
     6.   Severance Payments and Reimbursement for Legal
Fees.
          6(A) Subject to Section 6(B) hereof, if a Change in Control shall have occurred, the Company shall provide the Executive the payments and benefits described in this
Section 6(A) (the "Severance Payments") upon the
termination of the Executive's employment with the Company following a Change in Control and during the term of this Agreement unless such termination is (i) by the Company for Cause or Disability, (ii) by the Executive without Good Reason, or (iii) because of the Executive's death. For purposes of the immediately preceding sentence, if a termination of the Executive's employment occurs prior to a Change in Control, but following a Potential Change in Control in which a Person has entered into an agreement with the Company the consummation of which will constitute
a Change in Control, such termination shall be deemed to
have followed a Change in Control and to have been (i) by
the Company without Cause, if the Executive's employment is terminated without Cause at the direction of such Person, or (ii) by the Executive with Good Reason, if the Executive terminates his employment with Good Reason and the act (or failure to act) which constitutes Good Reason occurs following such Potential Change in Control and at the direction of such Person.
                (I)    In lieu of any further salary
payments to the Executive for periods subsequent to the
Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay as severance pay to the Executive a lump sum severance payment equal to the amount of salary the Executive would have earned during the Benefit Period, at the greater of the Executive's annual base salary in effect immediately prior to the occurrence of the Change in Control or the Executive's annual base salary in effect immediately prior to the occurrence upon which the Notice of Termination is
based.
                (II)   Notwithstanding any provision of any
incentive compensation or bonus plan, the Company shall pay to the Executive a lump sum amount equal to the product of multiplying a fraction, the numerator of which is the number of days in the Benefit Period and the denominator of which is three hundred and sixty-five (365) days, times the greater of (x) the amount of the bonus and incentive compensation granted to or earned by the Executive for the fiscal year immediately preceding the year in which the Change in Control occurs, or (y) the bonus or incentive compensation that would have been payable to the Executive if the Company's earnings (determined in accordance with
the provisions of the applicable incentive compensation or bonus plan as they existed immediately prior to the Change in Control) for the portion of the fiscal year immediately prior to the occurrence of the Change in Control were annualized.
          (III) Upon the Date of Termination, all ISOs and Options held by the Executive pursuant to grants from the Company which have been outstanding at least six (6) months and one (1) day on the Date of Termination and which are not canceled pursuant to the foregoing shall become fully vested and exercisable by the Executive.
          (IV) Upon the Date of Termination, all stock grants and awards (including Derivative Assets as defined therein) held by or with respect to the Executive under the Company Key Employees Stock Bonus Plan, Key Employees Stock Grant Plan and Key Employees Incentive Share Grant
Agreements shall become fully vested. All company shares (and other assets, including Derivative Assets as therein defined, if any) held in escrow for the Executive under the Company Key Employees Stock Bonus Plan and Key Employees Stock Grant Plan or distributable to Executive upon meeting specified conditions under a Key Employee Incentive Share Grant Agreement shall be then distributed to the Executive. Unless a subsequent separate written agreement between the Company and the Executive specifically so provides, this
Section 6(A)(IV) shall have no effect on, or application
to, grants or awards under any other stock compensation
plan established by the Company.
          (V) If the Executive elects to continue Company health and life insurance during the Benefit Period, the Company shall reimburse Executive for the premiums paid by the Executive for such insurance as such premiums are paid until such time as the continued insurance terminates or the Executive obtains replacement full time employment, whichever occurs first. Such reimbursement shall be reduced for an amount equivalent to the amounts charged
such Executive for health coverage prior to the Change in
Control.
          (VI)  If, immediately prior to the Change in
Control, the Executive received an auto allowance, the Executive will receive such auto allowance during the
Benefit Period but all ancillary auto benefits such as insurance, maintenance and repairs will cease.
          6(B) In the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment with the Company (whether pursuant to the terms of this Agreement or any other plan,
arrangement or agreement with the Company, including, but
not limited to, the Company's 1983 Long-Term Stock
Incentive Program, and plans thereunder, the Company's Executive Security Plan and the Company's 1985 Executive Security Plan, or any other plan, arrangement or agreement with any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part), as a result of section 280G or Section 162(m) of the Code, by the Company, an affiliate or other Person making such payment or providing such benefit, then, to the extent necessary to
make such portion of the Total Payments deductible, (i) the payment pursuant to Section 6(A)(V) hereof shall first be reduced (if necessary, to zero), (ii) the payments pursuant to Section 6(A)(III) and 6(A)(IV) (in that order) shall then be reduced (if necessary, to zero), (iii) the
remaining Severance Payments shall next be reduced (if necessary, to zero), (iv) all other payments pursuant to this Agreement shall next be reduced (if necessary, to
zero) and, (v) other portions of the Total Payments shall
be reduced as necessary.  For purposes of this limitation,
(i) no portion of the Total Payments the receipt or
enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment of the Severance Payments shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the
Company's independent auditors and acceptable to the Executive does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the
Code or does not constitute applicable employee
remuneration with respect to a covered employee under
Section 162(m) of the Code in excess of $1 million or are otherwise not subject to disallowance as deductions under either Section 280G or Section 162(m), in the opinion of the tax counsel referred to in clause (ii)); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with
the principles of sections 280G(d)(3) and (4) of the Code.
          6(C) The payments and distributions provided for in Section 6(A)(I), 6(A)(II), 6(A)(III), and 6(A)(IV)
hereof shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amounts of such payments, and the limitation on such payments set forth in Section 6(B) hereof, cannot be
finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(d) of the Code, compounded quarterly) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, repayable on the fifth day after demand by the Company (together with interest a the rate provided in section 1274(d) of the Code, compounded quarterly).
          6(D) The Company also shall pay to the Executive all reasonable expenses and legal fees incurred by the Executive as a result of a termination in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder (whether or not the Executive is successful in such audit or proceeding or in obtaining or enforcing such right or benefit), except to the extent that the payment of such fees and expenses would not be, or would cause any other portion of the Total Payments not to be, deductible by reason of section 280G of the Code Such payments shall be made at the later of the times specified in Section 6(C) hereof, or within five (5) days after the Executive's request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.
          6(E) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this
Section 6, the aggregate "parachute payments" paid to or
for the Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of section 280G of the Code,
then the Executive shall have an obligation to pay the Company upon demand an amount equal to the sum of (i) the excess of the Aggregate "parachute payments" paid to or for the Executive's benefit over the aggregate "parachute payments" that could have been paid to or for the
Executive's benefit without any portion of such "parachute payments" not being deductible by reason of section 280G of the Code; and (ii) interest on the amount set forth in clause (i) of this sentence at the rate provided in section 1274(d) of the Code, compounded quarterly, from the date of the Executive's receipt of such excess until the date of such payment.
     7. Termination Procedures and Compensation During
Dispute.
        7(A)    Notice of Termination.  After a Change in
Control and during the term of this Agreement, any purported termination of the Executive's employment shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with
Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.
          7(B)  Date of Termination.  "Date of
Termination", with respect to any purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated for Disability, thirty
(30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty
(30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days, and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).
          7(C)  Dispute Concerning Termination.
                (I)    If within fifteen (15) days after
any Notice of Termination for Good Reason is given by the Executive, or, if later, prior to the Date of Termination
(as determined without regard to this Section 7(C)(I)), the Company notifies the Executive that a dispute exists concerning the termination, the Date of Termination, shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final determination in accordance with Section 7(C)(II) hereof; provided further that the Date of Termination shall be extended by a notice of dispute from the Company only if such notice is given in good faith and the Company pursues the resolution of such dispute with reasonable diligence.
The Executive shall have the right to notify the Company that a dispute exists within fifteen (15) days after any Notice of Termination is given by the Company, or, if later, prior to the Date of Termination determined pursuant to Section 7(B) hereof; provided, however, that the Executive shall have no right to dispute the termination itself or the Date of the Termination, although the Executive shall have the right to dispute any denial of the payments and benefits described in this Agreement and to dispute the amount of such payments and benefits.
                (II)   Except for matters covered under
Section 6(B) hereof, any disagreement, dispute,controversy or claim arising out of or relating to this Agreement or the interpretation hereof or any arrangements relating hereto or contemplated herein or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration
Association (the "AAA") (except as otherwise provided in this Agreement) in Los Angeles, California. The arbitral tribunal shall consist of one arbitrator. In making any decision, the arbitrator shall apply and follow the substantive law of California. The parties to the arbitration jointly shall directly appoint such arbitrator within thirty (30) days of initiation of arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules. The parties hereto agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof. The Company shall pay all fees and expenses of the Arbitrator regardless of the result and shall provide all witnesses and evidence reasonably required by the Executive to present the Executive's case. The Company shall pay to the Executive all reasonable arbitration expenses and legal fees incurred by the Executive as a result of a termination in seeking to obtain or enforce any right or benefit provided by this Agreement (whether or not the Executive is successful in obtaining or enforcing such right or benefit), except to the extent that the payment of such fees and expenses would not be, or would cause any other portion of the Total Payments not to be, deductible by reason of section 280G of the Code. Such payments shall be made at the later of the times specified in Section 6(C) hereof, or within five (5) days after the Executive's request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.
                (III)  Except for matters covered under
Section 6(B) hereof and notwithstanding Section 7(C)(II) hereof and any provisions of this Agreement which refer to said Section 7(C)(II), the Executive shall have the right to elect, in the Executive's sole discretion, to use the Caesars World, Inc. Executive Security Plan Procedure for Claims and Review of Denial of Claims (the "Claims Procedure"), instead of the procedures set forth in Section 7(C)(II) hereof, to settle any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation thereof. Any such election shall be made by a written notice given to the Company in accordance with section 2 of the Claims Procedure. The Executive shall be deemed to have waived his right to use the Claims Procedure if the Executive initiates arbitration regarding such matters pursuant to Section 7(C)(II) hereof. If the Executive makes such an election to use the Claims Procedure, any provisions in the Agreement referring to the determination or settlement of disputes in accordance with
Section 7(C)(II) hereof shall be deemed to refer to this
Section 7(C)(III). The Claims Procedures shall be adapted for use by the Executive as follows:
                (i)    The word "Participant," as used
          therein, shall refer to the Executive;
                (ii)   The word "Plan," as used therein
          shall refer to this Agreement;
                (iii)  All references therein to
          "Beneficiary" shall be deleted; and
                (iv)   Such additional conforming changes
          may be appropriate shall be made.
          7(D)  Compensation During Dispute.
                (I)    If a purported termination by the
Executive for Good Reason occurs following a Change in Control and during the term of this Agreement, and such termination is disputed in accordance with Section 7(C) hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 7(C) hereof. Amounts paid under this Section 7(D)(I) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. The Executive agrees to remain in the employ of the Company during the resolution of the dispute and to continue to provide services unless the Executive's employment is terminated earlier by death, Disability or Retirement after the age of 65 years, or by action of the Company. If the dispute is resolved by a determination that the Executive did not have Good Reason, this Agreement, in accordance with its terms, will continue to apply to the circumstances of the Executive's employment by the Company and any termination thereof.
          (II) If there is a termination by the Company followed by a dispute as to whether the Executive is entitled to the payments and other benefits provided under this Agreement, except a dispute covered under Section 6(B) hereof, then, during the period of that dispute the Company will pay the Executive fifty percent (50%) of the amount specified in Sections 6(A)(I) and 6(A)(II) hereof, and the Company will provide the Executive with the other benefits provided in Section 6(A) hereof, if, but only if, the Executive agrees in writing that if the dispute is resolved against the Executive, the Executive will promptly refund to the Company all payments the Executive receives under Sections 6(A)(I) and 6(A)(II) hereof plus interest at the rate provided in section 1274(d) of the Code, compounded quarterly. If the dispute is resolved in the Executive's favor, promptly after resolution of the dispute the Company will pay the Executive the sum which was withheld during the period of the dispute plus interest at the rate provided in section 1274(d) of the Code, compounded quarterly.
          7(E)  Executive's Termination Rights.  The
Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.
          8. No Mitigation. The Company agrees that, if the Executive's employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 or Section 7(D) hereof.
Without limiting the foregoing, the amount of any payment or benefit provided for in Section 6 or Section 7(D) hereof, shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.
          9.    Successors; Binding Agreement.
          9(A) This Agreement shall not be terminated by the Company's voluntary or involuntary dissolution or by any merger or consolidation in which the Company is not the surviving or resulting corporation, or on any transfer of all or substantially all of the Company's assets. In the event of any such merger, consolidation, or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.
          9(B) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder, if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate. The Executive may make a designation by a letter to the Company marked "Attention: Secretary" signed by the Executive and the Executive's spouse (if any) with the signature(s) being acknowledged before a notary public.
          10.   Notices.  For the purpose of this
Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its then-current headquarters location and to the Executive at the Executive's address shown in the Company's records at the Date of Termination, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt.
          11.   Miscellaneous.  No agreements or
representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. Any interest payment provided by this Agreement shall be subject to the usury limits of applicable law, to the extent such limits apply.
          12. Waiver/Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
          13.   Validity.  The invalidity or
unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
          14.   Counterparts.  This Agreement may be
executed several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
          15.   Definitions.  For purposes of this
Agreement, the following terms shall have the meanings indicated below:
          15(A) "AAA" shall mean the American Arbitration
Association.
          15(B) "Arbitration Rules" shall mean the Commercial Arbitration Rules.
          15(C) "Beneficial Owner" shall have the meaning defined in Rules 13d-3 and 13d-5(b) under the Exchange Act.
          15(D) "Benefit Period" shall mean the period beginning on the Date of Termination and ending upon the later of two (2) years following a Change in Control or one
(1) year after the Date of Termination.
          15(E) "Board" shall mean the Board of Directors of the Company.
          15(F) "Cause" for termination by the Company of the Executive's employment, after any Change in Control (or after any Potential Change in Control under the circumstances described in the second sentence of Section 6(A) hereof), shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to
Section 7(A)) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.
          15(G) "Change in Control" shall mean a change in control of the Company, which shall be deemed to have occurred upon the first fulfillment of the conditions set forth in any one of the following four paragraphs:
                (I)    any Person, other than a trustee or
other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or
                (II)   during any period of two consecutive
years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 15(G)(I) or 15(G)(III) hereof whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
                (III)  the shareholders of the Company
approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all of substantially all the Company's assets; or
                (IV)   any Person shall be or has become
the Beneficial Owner of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities and (i) the identity of the Chief Executive Officer of the Company is changed during the period beginning sixty (60) days before the attainment of the twenty percent (20%) beneficial ownership and ending two (2) years thereafter, or (ii) individuals constituting at least one-third (1/3) of the members of the Board at the beginning of such period shall leave the Board during the period beginning sixty
(60) days before the attainment of the twenty percent (20%) beneficial ownership and ending two (2) years thereafter.
          15(H) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.
          15(I) "Company" shall mean Caesars World, Inc.
and, except in determining under Section 15(G) hereof whether or not any Change in Control of the Company has occurred in connection with such succession, it shall also include any Person who is a successor to substantially all assets of the Company whether by merger, consolidation, liquidation, purchase, or otherwise and which assumes and agrees or is legally bound to perform this Agreement by operation of law, or otherwise.
          15(J) "Company Shares" shall mean shares of common stock, $0.10 par value, of the Company.
          15(K) "Date of Termination" shall have the meaning stated in Section 7(B) hereof.
          15(L) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive is unable to perform the Executive's duties for a consecutive period of at least one hundred twenty (120) days or for at least one hundred fifty (150) days in a period of two hundred
(200) days.
          15(M) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
          15(N) "Executive" shall mean the individual named in the first paragraph of this Agreement.
          15(O) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control, or after any Potential Change in Control under the circumstances described in the second sentence of Section 6(A) hereof (treating all references in paragraphs (I) through (VII) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraphs (I) through (VIII), inclusive, below, such acts or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:
                (I)    the assignment to the Executive of
any duties inconsistent with the Executive's status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's title, position, duties, function, working conditions or responsibilities from those in effect immediately prior to the Change in Control other than any such alteration primarily attributable to the fact that the Company may no longer be a public company, including, among other things, removal or failure to nominate the Executive as a member of the Board if the Executive is serving as such a member immediately prior to the occurrence of a Change in Control;
                (II)   a reduction by the Company in the
Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;
                (III)  the relocation of the Company's
principal executive offices to a location more than twelve
(12) miles from the location of such offices immediately prior to the Change in Control or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control;
                (IV)   the failure by the Company, without
the Executive's consent, to pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;
                (V)    the failure by the Company to
continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Company's incentive compensation plans and 1983 Long-Term Stock Incentive Program, and plans thereunder, or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the terms and conditions of such benefits, including, without limitation, the definition of "Net Profit" in any incentive compensation plan, and the level of the Executive's participation relative to other participants, as such relative level existed at the time of the Change in Control;
                (VI)   the failure by the Company to
continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;
                (VII)  the continuation or repetition,
after written notice of objection from the Executive, of harassing or denigrating treatment inconsistent with the Executive's position with the Company;
                (VIII) the failure of the Company to obtain
a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 9(A) hereof; or
                (IX)   any purported termination of the
Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of
Section 7(A); provided, further, that, for purposes of this Agreement, no such purported termination shall be effective.
          15(P) "ISOs" shall mean options qualifying as incentive stock options under section 422A of the code.
          15(Q) "Notice of Termination" shall have the meaning stated in Section 7(A) hereof.
          15(R) "Options" shall mean options for Company Shares granted after July 1, 1984 to the Executive under the Company's 1983 Long-Term Stock Incentive Program, plans thereunder, and any substitute program or plan, other than ISOs granted on or before the date of this Agreement.
          15(S) "Person" shall have the same meaning as it does in section 3(a)(9) (including the definition of "Company" under section 3(a)(19)) including a group and any other arrangement included as a "Person" under section 13(d)(3) of the Exchange Act, provided, a person shall not include an underwriter temporarily holding securities pursuant to an offering of such securities.
          15(T) "Potential Change in Control" shall mean a potential change in control of the Company, which shall be deemed to have occurred if the conditions set forth in any one of the following four paragraphs shall have been satisfied:
                (I)    the Company enters into an
agreement, the consummation of which would result in the occurrence of a Change in Control;
                (II)   any Person (including the Company)
publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;
                (III)  any Person, other than a trustee or
other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the Beneficial
Owner, directly or indirectly, of securities of the Company representing 9.9% or more of the combined voting power of the Company's then outstanding securities, increases such Person's beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or
                (IV)   the Board adopts a resolution to the
effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
          15(U) "Retirement" shall mean any voluntary termination of employment by the Executive pursuant to which the Executive elects benefits under either the Company's Executive Security Plan or 1985 Executive
Security Plan, whether normal retirement benefits under
Section 3.2 thereof, early retirement benefits under
Section 3.5 thereof, optional retirement benefits under
Section 3.7 thereof or termination benefits under Section
3.11 thereof.
          15(V) "Severance Payments" shall mean those payments described in Section 6(A) hereof.
          15(W) "Total Payments" shall mean those payments described in Section 6(A) hereof.
          16. Special provisions applicable to subsidiary employees. Notwithstanding anything to the contrary in this Agreement, so long as the Executive is employed by a subsidiary of the Company or a person qualifying as an Employer under Section 16(A) instead of directly by the Company itself, then the following provisions shall apply to, and shall control the interpretation of, this
Agreement:
          16(A) For purposes of this Agreement, including without limitation Section 6(A), the Executive shall be deemed to be continuously employed by the Company so long as the Executive is employed by (i) the Company, or (ii) a Person as to which the Company directly or indirectly owns a majority of the voting stock of such Person or other equity interests possessing comparable voting power with respect to electing the governing body of such Person (such Person shall be referred to as the "Employer").
          16(B) In the event that, without the prior occurrence of a Change in Control, the Company shall cease to own a majority of the outstanding voting stock or other voting interests of the Employer at a time when the Executive is actually employed by the Employer, this Agreement shall terminate on the date of such cessation of ownership. If the Employer shall cease to be a majority-owned Person (as described above) of the Company following the occurrence of a Change in Control and either such Person or any other Person acquiring such Person's business or substantially all of its assets shall assume the obligation of the Employer and the Company under this Agreement ("Assuming Person") on or before the date of such cessation of ownership, the change in ownership of such Person or the transfer of Executive's employment to the Assuming Person shall not be deemed a termination of employment with the Company or the Employer for purposes of this Agreement.
          16(C) As used in this Agreement in Section 5, paragraphs V and VI of Section 6(A) and Section 15(O) except for paragraph VIII, "Company" shall only mean
Employer as defined above in Section 16(A) and the definition of "Company" set forth in Section 15(I) of this Agreement shall not apply.
          16(D) As used in Sections 4 and 15(F) and clause
(i) of the first sentence of Section 6(A) of this Agreement, "Company" shall be deemed to mean both the Company (as defined in Section 15(I) hereof) and Employer, as required by the circumstances of the Executive's actual employment.
          16(E) To the extent provisions of this Agreement call for any payment or provision of any benefit from the Employer or Company following a Change in Control, such obligation shall be deemed satisfied if the Company, the Employer or the Assuming Person, or any affiliate of the Company, the Employer, or an Assuming Person shall make any such payment. For purposes of the foregoing, "affiliate" of any Person shall mean any Person which directly or indirectly controls, or is under common control with, or is controlled by such Person and "control" or "controls" as to any Person for this purpose shall mean beneficially owning, directly or indirectly, a majority of the voting stock of such Person or other equity interests possessing comparable voting power with respect to electing the governing body of such Person.
          16(F) To the extent any payment or the provision of any benefit required under Section 5 of this Agreement as modified by the foregoing redefinition of "Company" is not made by the Employer or the Assuming Person, the Company shall make such payment.
          16(G) Notwithstanding such modified reference in
Section 15(O), "Board" for purposes of paragraph I of
Section 15(O) shall be deemed to be the board of directors of the Company as defined in Section 15(I).
          16(H) Any notices by Executive to the Company required under the sections modified by the foregoing provisions (including without limitation Section 7(A)) shall be required to be made both to the Employer and to the Company. Notices to Executive required under this Agreement (including without limitation under Section 7(A)) shall be sufficient if made by either the Company or Employer.

                                   CAESARS WORLD, INC.


                                   By:
_________________________

                                   Name:
_______________________

                                   Title:
______________________



______________________________
                                   Executive

    12. Employment Agreement. Executive is a party to an employment agreement dated September 15, 1986 with the Company which has been amended by amendments dated August
1, 1988, February 22, 1989 and December 8, 1989. Such employment agreement as amended and as it shall be amended in the future shall be referred to as "the Employment
Agreement" in this Paragraph. Executive's participation in both this Agreement and the Employment Agreement is not intended to provide a duplication of benefits and, accordingly, this Agreement shall be effective as to Executive only upon receipt by the Secretary of the Company of a written election by Executive to make this Agreement effective as to such Executive and to waive Executive's rights under Paragraphs 9.d. and e. of the Employment
Agreement. Until such election is made as provided above, this Agreement shall not be applicable to Executive and Executive shall be entitled to Executive's full rights under the Employment Agreement. Executive may make such election at any time during the term of this Agreement and may also make such an election within a period of up to thirty (30) days following a notice of termination by the Company of Executive's employment or in Executive's notice of termination pursuant to Paragraph 9.e. of the Employment
Agreement or notice of election to treat an act or omission by the Company as a Wrongful Termination and terminate under Paragraph 9.d. of the Employment Agreement. Nothing in this Section 12 shall cause any post termination benefits to be payable under Section 6(A) of this Agreement except as provided in Section 6(A) or to cause a duplication of any payments otherwise provided Executive under the Employment Agreement.

    12.  Employment Agreement.  In addition to this
Agreement, Executive is also a party to an employment agreement with the Company dated September 15, 1986 which has been amended by amendments dated August 1, 1988, February 22, 1988 and December 8, 1989 (such employment agreement as amended and as it shall be amended in the future shall be referred to as the "Employment Agreement" in this Paragraph). It is intended that Executive's participation in both this Agreement and the Employment
Agreement should not produce a duplication of payments derived from the same compensation or benefit items.
Accordingly, in the event that either Paragraph 9.d. or 9.e. of the Employment Agreement and Section 6(A) of this Agreement are applicable to a termination of Executive's employment with the Company, Executive shall be entitled to the severance pay and benefits as an aggregate under whichever of such provisions of the two agreements provides a greater advantage to Executive. Such determination shall be made by Executive and shall be effected by notice to the Company within fifteen (15) business days following the effective date of any termination of Executive which qualifies as a termination under this Agreement.

         (III)  Upon the Date of Termination, all ISOs,
Options and stock appreciation rights issued under the Company's 1983 Long-Term Stock Incentive Program held by the Executive pursuant to awards from the Company which have been outstanding at least six (6) months from the date of such award on the Date of Termination and which are not canceled pursuant to the foregoing shall become fully vested and exercisable by the Executive.

         "Change in Control" shall mean a change in control of the Company, which shall be deemed to have occurred upon the first fulfillment of the conditions set forth below:
                (I)    any Person, other than a trustee or
other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities other than in a transaction directly with the Company or a subsidiary of the Company; or
                (II)   any Person, other than a trustee or
other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities and during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director whose election by the Board was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.